UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

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the Securities Exchange Act of 1934 (Amendment No.   )

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Cadence Bancorporation

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This Schedule 14A contains the following documents relating to the proposed merger of Cadence Bancorporation, a Delaware corporation, the parent company of Cadence Bank, N.A. (together, “Cadence”) and BancorpSouth Bank (“BancorpSouth”), pursuant to the Agreement and Plan of Merger, dated April 12, 2021, by and between Cadence Bancorporation and BancorpSouth:

1.	FAQs for Branch and Contact Center Customers
2.	Transcript from Cadence and BancorpSouth Merger Conference Call

* * * * * * * * * * * * * * * *

1. FAQs for Branch and Contact Center Customers
 Customer FAQ for Branches and Contact Center
April 12, 2021

On April 12, 2021, Cadence entered into a definitive agreement to merge with BancorpSouth. The transaction has been approved by the boards of directors of both companies and, pending regulatory approval, the approval of both sets of shareholders and the satisfaction of other customary closing conditions, is expected to close in fourth quarter 2021.

This means, for now, it is business as usual. You will continue to bank with Cadence Bank just as you always have.

After the merger of Cadence and BancorpSouth closes, we anticipate integration will take place in the second half of 2022, and we intend to make this transition as seamless as possible. Prior to when our banking systems merge, you will receive detailed information about your specific account(s), online banking and bill pay, text and mobile banking, and more. Then, upon conversion, we will operate as one bank under the name Cadence Bank. This process will take time as we are bringing together two sizable institutions to form an organization with nearly $45 billion in assets.

Q1          As a customer, do I need to do anything right now?
A1
No. There is no action that needs to take place at this time. Following the closing of the merger, and as we near the time when our banking systems will merge, we will distribute customer communications that will include specific dates and outline any changes and/or actions needed. As always, we will keep you informed each step of the way.

Q2          Will anything about my banking products and services change as of today?
A2
No, nothing is changing right now as a result of the merger, so continue banking with us as you always have. However, we recently notified business customers about changes to their business checking accounts and Cadence Pay products that will go into effect May 1. We will proceed as planned with these enhancements so we can best serve you.

Q3	When will I receive information from Cadence Bank about any changes to my banking products and services?
A3
When the time comes to merge our banking systems, you will receive detailed information about your specific account(s), online banking and bill pay, text and mobile banking, and more. It is our goal to ensure you are well informed about any changes and to make the transition as seamless as possible. Until then, it is banking as usual.

Q4	Will my branch remain open?
A4	Yes. There are no plans to close any Cadence Bank branches at this time. The great news is that with our expanded footprint, you will now have more branch locations to choose from in the future.

Q5	Where will the bank be headquartered?
A5
Following the closing of the merger, the corporate headquarters will continue to be in Houston, Texas and the bank headquarters will be in Tupelo, Mississippi. Our primary operations centers will be in Tupelo and Birmingham, and we’ll maintain specialty sites in Macon, Starkville and Houston.

Q6	Why was Cadence interested in merging with BancorpSouth?
A6
A partnership of this scale gives us a greater ability to meet customer needs and to deliver an unparalleled banking experience through enhanced products and services – in particular, innovative digital offerings. Importantly, this partnership allows us to provide better opportunities for our associates, customers like you, and the communities we serve.

Media Inquiries
If you receive any media inquiries, please direct them to:

Danielle Kernell	Sheena Cochran
Director of Marketing Communications	Corporate Communications Manager
713-871-4051	713-871-4072

Additional Questions
What additional questions are your customers asking? Please email Terre Jackson, and we will do our best to provide you with the answer to share with your customers. We ask for your patience, however, as there are many details still to be worked out. We will keep you informed as decisions are finalized. Thank you!

* * * * * * * * * * * * * * * *

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebank.com/, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.  In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank.  STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.  Such documents are not currently available.

Participants in Solicitation

BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

2. Transcript from Cadence and BancorpSouth Merger Conference Call

BancorpSouth Bank NYSE:BXS, M&A Call
Monday, April 12, 2021 1:30 PM GMT

Call Participants

EXECUTIVES

Christopher A. Bagley
President & COO
BancorpSouth Bank

James D. Rollins
Chairman & CEO
BancorpSouth Bank

Paul B. Murphy
Chairman & CEO
Cadence Bancorporation

Valerie C. Toalson
Executive VP & CFO
Cadence Bancorporation

Will Fisackerly
Executive VP & Director of Corporate Finance
BancorpSouth Bank

ANALYSTS

Casey Haire
Jefferies LLC, Research Division

Catherine Fitzhugh Summerson
Mealor
Keefe, Bruyette, & Woods, Inc.,
Research Division

Jennifer Haskew Demba
Truist Securities, Inc., Research
Division

Jon Glenn Arfstrom
RBC Capital Markets, Research
Division

Joseph Albert Stieven
Stieven Capital Advisors, L.P.

Kevin Patrick Fitzsimmons
D.A. Davidson & Co., Research Division

Matthew Covington Olney
Stephens Inc., Research Division

Michael Edward Rose
Raymond James & Associates, Inc.,
Research Division

Presentation

Operator
Good morning and welcome to the BancorpSouth and Cadence Bank Merger Conference Call. [Operator Instructions]. After today's presentation, there will be an opportunity to ask questions. Please note today's event is being recorded. I would now like to turn the conference over to Will Fisackerly, Executive Vice President and Director of Corporate Finance for BancorpSouth. Please go ahead.

Will Fisackerly
Executive VP & Director of Corporate Finance
Good morning, everyone, and thank you for joining us today to discuss the merger between BancorpSouth Bank and Cadence Bancorporation. Here with me today in Tupelo are Dan Rollins, Chairman and CEO of BancorpSouth; Paul Murphy, Chairman and CEO of Cadence; Chris Bagley, President and Chief Operating Officer of BancorpSouth; Valerie Toalson, Chief Financial Officer of Cadence; and Hank Holmes, President of Cadence.

In addition to today's press release, we've also provided a presentation that covers the topics we plan to address during our call. The press release and presentation are both available on the BancorpSouth and Cadence investor relations websites.

Before the discussion begins, I'll remind you of certain forward-looking statements that may be made regarding either companies' or the combined companies' future results or future financial performance. Actual results could differ materially from those indicated in these forward-looking statements due to a variety of factors and/or risks. Please refer to the cautionary statements regarding forward-looking statements on Page 2 of the presentation. And now I'll turn it to Dan for opening remarks.

James D. Rollins
Chairman & CEO
Thanks, Will. Good morning, everyone. Thanks for joining us. We're thrilled to announce the merger of BancorpSouth and Cadence. We believe it's a perfect fit that marries BancorpSouth's community banking expertise with the strengths of Cadence's commercial middle-market focus. Together, we create a diversified and scaled regional bank, serving attractive markets in Texas and across the Southeast.

This transaction came together over many months of discussions about how the business models and the cultures of the 2 companies could complement each other. Paul and I have known each other for more than 20 years, and I have admired and respected the franchise he and his team have built at Cadence. I'm excited about the future of our combined organization.

The benefits we see are numerous. First and foremost, scale. Leadership teams of both organizations realize that we need to continue to build scale to compete efficiently and effectively in order to generate consistently high returns for our shareholders and to continue to reinvest in our communities. We will be the fifth largest bank headquartered in our 9-state footprint. We'll be in 7 of the 10 largest MSAs in those states and in 4 of the 5 fastest-growing MSAs in the country.

Second, diversification. This transaction diversifies our business mix. From a noninterest revenue perspective, BancorpSouth has a significant presence in the insurance brokerage space and a sizable mortgage operation, while Cadence brings significant scale in wealth management and treasury management.

In terms of banking, we have an excellent community banking model, while Cadence has built a highly respected middlemarket commercial lending presence. This is an area that has been a strategic focus for us over the past few years as we've continued to hire commercial lenders in our high-growth markets.

In terms of loan portfolio concentrations, this is a win for both of us. This partnership will reduce our exposure to commercial real estate as a percentage of total loans while also reducing the Cadence exposure to energy, restaurants and certain other industries as a percentage of the combined portfolio.

Third, the combined company will have expanded resources to continue to invest in the careers of our teammates and to give back to all of the communities we serve. Both banks have deep roots in the local markets. BancorpSouth has been around for 145 years, and Cadence's history goes back 134 years. Continuing to give back to the communities we serve and deepen relationships will be an integral part of our strategy going forward.

Finally, this merger is a win for our shareholders. We will discuss specifics more in a moment, but the financial metrics associated with this transaction are very appealing. Maximizing shareholder value has been and will continue to be the priority of our organizations. I'd like to turn it over to Paul for some opening comments before walking through a few slides.

Paul B. Murphy
Chairman & CEO
Thanks, Dan. I'm really excited to be here in Tupelo for this announcement. I'd like to echo, really, many of the comments that you've already made. As our Board and management team evaluated the strategic alternatives for our company, it just really became very obvious to us that partnering with BancorpSouth was in the best interest, really, of all of our stakeholders. It's a win for our associates, our clients, the communities we serve and, of course, Importantly, our shareholders. The transaction gives us the opportunity to accelerate the pace at which we can achieve many of our strategic objectives.

As Dan mentioned, we've had a great relationship for many years, and I've been studious of the progress and impressed with the progress that he and his team have made since he joined the bank and as their franchise has grown and the improving financial performance. Their success in identifying and integrating other institutions into their bank is certainly a key consideration for us as we make this decision. I think they've got a good formula and a great track record.

If you look at the 2 institutions, the strengths of each bank, it's a perfect fit. As we've gotten to know each other better, it's very clear that our bank can benefit from the community banking model in which they excel. We're not in the insurance business today, and we have a much smaller mortgage shop. So these offerings will provide some opportunity for revenue synergies, which we see, but of course, aren't modeled into the transaction assumption.

On the other hand, we excel in commercial and middle-market lending, and that's an area where BancorpSouth has been successfully expanding, but this is a major step forward. Additionally, we have a well-developed treasury management operation. Our wealth management team is also complementary to what BancorpSouth is already doing.

So I would point out that the footprint is a perfect overlay. If you look at the markets that BancorpSouth serves, it's just a real nice fit from the map test, so to speak. So the transaction provides the best of both worlds. We get the combined lowcost core funding base, and we have more growth opportunity in the urban markets that Cadence brings to the table.

Another important aspect, of course, is our team, being sure that we could take care of our associates. And BancorpSouth has a very high employee satisfaction marks and very low turnover rate for our industry. So we're highly confident that the combined teams and the commitment to our employees will be smooth for everyone involved.

As we were in the due diligence phase, we had a limited number of people involved in the early phases. But since both Boards approved the deal on Friday, we've been able to reach out to associates and response is just fantastic. There's a lot of excitement and a lot of enthusiasm, and I think there'll be even more of that to come once we're fully announced.

Technology, an important consideration in the transaction. As we think about, of course, credit, but operations and technology were 2 of the most critical components of our diligence. Our teams have spent countless hours working through the systems and technology stacks of both organizations, and we've identified kind of a best-in-class offerings that each has to bring to the table.

So as we move forward from the announcement, we'll be working with our teams to affirm these recommendations. And I'll just say that the technology path forward, we were stronger together. It's just a real positive situation, and we'll definitely be able to maximize.

We plan to work towards an operational integration in the latter part of 2022. All of our decisions, of course, will be focused on improving the banking experience for our customers, enhancing the products and services. In particular, innovative digital offerings will be a primary consideration. And at both companies, the customers are at the top of the old chart. So everything we'll be doing will be a better client experience. Dan, back to you.

James D. Rollins
Chairman & CEO
Thanks, Paul. While we will not walk through the entire slide deck, I will make a few brief comments about certain slides before opening up for questions.

On Page 4, you can see some of the key terms of the merger. One of the things we're excited about is the combined branding of our each institution. BancorpSouth has changed names 4 times in our history, each time to accommodate an expanding footprint.

As we continue to grow, We believe this transition presents the perfect opportunity to make another change. We plan to operate under the Cadence name upon completion of the merger. However, we do plan to integrate aspects of both brands into a new logo, a preliminary example of which is shown in the investor deck.

Both of our companies were born in Mississippi in the late 1800s. We're proud of this heritage, and we'll remain Mississippi State-chartered nonmember bank. We will operate headquarters in both Tupelo, Mississippi and Houston, Texas, while our primary operation centers will continue to be in Tupelo and Birmingham, Alabama, with a few other specialty sites across our footprint.

Page 5 shows the executive management team, all of whom are here with me today in Tupelo, and will consist of myself, Paul, Chris, Hank and Valerie. This group has been visiting daily for some time now as the transaction has progressed, and we are well aligned on our vision for the company.

We're going to take BancorpSouth's historical community banking roots and focus and we'll layer in Cadence's commercial banking expertise, where they're targeting more of the middle-market business customers. We believe it's going to be a winning combination. I'd also add here that we have an absolute all-star cast that will continue to lead our combined company forward.

Turning to Page 6. The financial impact is very compelling. The merger is structured with BancorpSouth as the legal and accounting acquirer, which results in the fair value accounting adjustments being applied to Cadence's balance sheet.

We are currently projecting this transaction to be accretive to our tangible book value at closing when factoring in the purchase accounting marks as well as day 1 adjustments, including CECL and onetime expenses.

This transaction is expected to generate almost 20% EPS accretion for both shareholder bases and results in a company that is well capitalized and has very strong reserve coverage at approximately 2.5% of loans. All of this, I would add, improves on the solid profitability of each company. Combined, we anticipate being in the top tier of our peers in terms of ROA, ROTCE and efficiency ratios.

On Page 7, I'd like to expand further on our credit diligence process. We used a combination of our internal review teams as well as a specialist third-party firm to review the loan portfolio. We reviewed or modeled approximately 85% of Cadence's portfolio in terms of outstanding balance, and they reviewed about 67% of our portfolio. You can see on the bottom left, we really feel like we got our arms around each other's portfolios and are quite comfortable that our marks are conservative.

It was a tremendous undertaking, and we came away very pleased with the underwriting and credit quality. It's very apparent that the Cadence team has done an aggressive job of dealing with any stressed segments of their portfolio, and we're happy with the composition of the loan portfolios on a pro forma basis.

On Page 9, we show the combined footprint, which spans from Texas to Florida. This area of the United States continues to be a great growth area, and there is considerable room for us to continue to grow organically and through acquisitions. There is very little overlap in the footprint. So even though a lot of the markets look and feel similar, it's really a market expansion.

Flipping ahead to Page 14. We've talked about the diversification this deal provides to both companies, and this page illustrates it very well. On a combined basis, we will have 5% of our loan portfolio in energy loans versus Cadence's at 10% stand alone.

Additionally, we will also see improvement or lowering of our combined restaurant loans as a percentage of loans. At the same time, BancorpSouth benefits from a lower CRE concentrations overall. And on COVID-impact areas, specifically, combined, we will have lowered concentration level in hotels and retail CRE.

On Page 16, you can see we have a nicely diversified business mix from a fee income perspective. We bring to Cadence the second largest bank-owned insurance brokerage firm and significant mortgage banking expertise. Both of those businesses will have cross-sell opportunities to Cadence markets and customers.

Cadence's investment management business through Linscomb & Williams is top-notch and will also benefit greatly from the investments they've made in treasury management that will be complementary to our efforts in that field. Combined, we're going to have an impressive $20 billion in assets under management.

And lastly, in terms of prepared remarks, we are approaching this with the mentality that we are stronger together. Our customers are going to have access to more and better products and services. We are going to continue to invest in our communities in a meaningful way. Our employees are going to have expanded opportunities to grow within our larger organization, and our shareholders benefit from the accelerated value creation through natural synergies. With that, I'd like to open it up for questions. Operator?

Question and Answer

Operator
[Operator Instructions] Today's first question comes from Jennifer Demba with SunTrust.

Jennifer Haskew Demba
Truist Securities, Inc., Research Division
A few questions. First of all, Dan, this is a very significant transaction for you. Can you just talk about how you approach combining the 2 lending cultures into one and if you have a sense of what your pro forma policies and credit box will be going forward?

James D. Rollins
Chairman & CEO
Yes, that's a good question, and Paul is here with us today, too. We've spent quite a bit of time talking about the differences between what we do, but the difference in our culture is really pretty similar. We've been working hard, as you know, for the last several years to grow our commercial banking team, and we're really proud of what we've been able to do over the last several years. Hank and Paul and the team at Cadence are just way in front of us, years and years in front of us, on that side. So we're excited about putting those 2 together.

I think when we look at the strength of our community bank model and what we're doing there and melding that with a bigger commercial presence that they bring to us, I don't think we're going to see a whole lot of changes on a go-forward basis. We think that what they're doing today is very similar to what we were trying to do.

Paul B. Murphy
Chairman & CEO
Yes. Jennifer, I would just add. And as you know, we wanted to pull down energy a bit, and we have done that. So stand alone, we were pretty happy with where we were with that portfolio and same with the family casual dining part of the restaurant portfolio where we continue to be very happy with the quick-serve portion, and so we'll still pull down a touch on family dining. But from a combined company standpoint, it's really the concentration percentages are manageable stand alone and even more manageable combined.

James D. Rollins
Chairman & CEO
We make each other stronger. And the Cadence team has done a great job of addressing all the things they needed to do already. So the process is already in place to fix what they wanted to fix. We're coming in and going to be able to put our 2 companies together and grow.

Jennifer Haskew Demba
Truist Securities, Inc., Research Division
What kind of loan growth range do you think this company can produce in a normal economy? I'm not sure there will be a normal economy in the next couple of years, but what are you thinking there?

James D. Rollins
Chairman & CEO
I don't know what a normal economy is today either. I know we've got a great group of bankers across our footprint. And the folks I've met at Cadence, and I know our team, I think we've got great opportunity to be in 4 of the 5 fastest-growing MSAs in the United States. I think we've got tremendous opportunity in front of us.

Paul B. Murphy
Chairman & CEO
Jennifer, I would just -- yes, it's a hard question. I mean, just recently, activity in loan committee is starting to see a real pickup. We're getting the early signs. I mean what does that translate into in terms of percentage growth for the next year? Oh boy, it's still hard to answer. But I can tell you this, since we've made the announcement, as I mentioned in my comments, there's a lot of enthusiasm on our team.

When COVID is over, we're getting back on offense. We're out making calls. Now we're making this combination that's going to be a great company together. And so we're going to generate some growth. And I'll come back to you on what that percentage is going to be in the future.

Jennifer Haskew Demba
Truist Securities, Inc., Research Division
Okay. One more question, if I could. In the deck, it mentions a retention bonus for management. Who is included in that retention pool?

James D. Rollins
Chairman & CEO
Yes, there's nothing been done for the executive team at this point, but there is retention dollars for both sides, for the teams that we're trying to retain. It's very important that we retain all of the bankers that are out there. You heard us talk about the all-star cast that's ready to go. We need to make sure that everybody is ready to help us continue to grow.

Operator
And our next question today comes from Michael Rose with Raymond James.

Michael Edward Rose
Raymond James & Associates, Inc., Research Division
Maybe we could just start on the process for this and how this came together. There are obviously some articles that came out that rumored sale of Cadence for some time. Can you just address how this came together?

James D. Rollins
Chairman & CEO
Yes. When I moved to Tupelo in 2012, Paul's team has already bought Cadence, and I would say it started then. I started watching what Paul was doing and have admired what they're doing for a long time. We've known each other for a long time, Michael. More recently, clearly, over the last several months, we've been working hard to try and understand each other to talk about the cultural differences.

When you look at the loan portfolio, we are a little different. And that they're a big commercial shop. We're a community bank. But when you talk about the culture of the company, we're lined up exactly together. If you go to either one of our websites today and read our mission statement, it's not word for word the same, but the intent and the meaning is exactly the same.

So we've had a good time spending time getting to know the insides of each other, and I'm excited about what this has done for us. Paul, he's been spending several months. We've made a whole lot of decisions over the last several weeks at Paul's kitchen table.

Paul B. Murphy
Chairman & CEO
Yes. I would just add, of course, all the details on the process will come out in the materials, the proxy. And -- but Dan summarized it nicely. I mean, as we look around the industry for who are the best possible combinations and think about that just Dan and BancorpSouth were always high on our list. We had conversations pre-COVID and about maybe we should combine one day. And then COVID came along, and that really slowed things down a bit, which was fair and prudent for everybody to take a pause.

And then as we start to get more clarity as to what the world is going to look like post-COVID, we began talking more seriously last fall, really, and spent a meaningful amount of time with the senior team. And cultural fit was something that we both, I think, had a little bit of skepticism that we might have more of a gap there. And after we really dug into it, we found that the overlap was really comfortable and just super pleasant, nice fit there.

So once we've got that major issue resolved or to address to everyone's satisfaction, we started thinking more about the industrial logic and what really makes sense. And I mean you know the story. Rates are low. The benefits of spreading technology over a bigger base, the benefits of spreading the cost of regulatory over a bigger base are compelling.

And so the cost saves are a safe move for us and will generate nice earnings growth for our shareholders. And that's the key driver of a transaction like this. Of course, we look at what is the impact for communities and how can we do a good job for customers. But if you really -- any way you look at this deal, it just makes a lot of sense for both sides, and we're pretty pepped up about it.

James D. Rollins
Chairman & CEO
Your question is culture and how do we put our 2 companies together. And as Paul said, we spent quite a bit of time together last fall with our 2 teams. And then, frankly, our Boards had the same question. Are we sure that we've got a cultural mix or cultural match with our companies? And so we actually put our 2 Boards together and had spent some time there, where it was quite obvious that we can all work together very well. Everybody was very pleased with that.

Paul B. Murphy
Chairman & CEO
So I'll just punch that out a little further. I think it's a unique step in the process, but what Dan is suggesting is we had a 4-hour session with both Boards. We kind of did a get-to-know-you and then had dinner together and had open questions about what are the issues as we all think about a combination. And both Boards came away really positive about the cultural fit at the Board level. So I don't know if that happens very often, but I'm sure glad Dan's team thought of it. It was a real positive experience.

Michael Edward Rose
Raymond James & Associates, Inc., Research Division
That's great color. And maybe just as a follow-up, you did mention technology. And I know you're using consensus numbers for the accretion, everything like that. But are there going to be any systems or technology investments that you're going to have to make that we've seen in other larger deals and has been kind of a catalyst for 2 companies coming together? And might you be able to size what those costs might be?

James D. Rollins
Chairman & CEO
Yes. I think there's room in what we've put out that allows for that. So when we look at a go-forward basis, the technology team that Paul has and our technology team, they've spent quite a bit of time talking to each other over the last several weeks. We've got a lot of decisions that are written in pencil at this point, but we're going to spend the next several weeks trying to confirm those decisions and get our Sharpie out so that we can make some of those decisions.

Technology expense, you've heard me say before, if you're not investing heavily in technology, you're going to fall behind. And what we learned in COVID is our customers expect and demand a lot more technology.

The CIO at Cadence has a tremendous experience with technology. He'll be coming in as our CIO here. He will be able to make some tremendous benefits for us. And when you look at the cost saves that we've dialed in, we've left room specifically to make sure that we can invest in technology.

Operator
And our next question today comes from Matt Olney with Stephens.

Matthew Covington Olney
Stephens Inc., Research Division
Congratulations. I wanted to ask, on the Cadence side, there's been some derisking of the portfolio over last year. How would you characterize the derisking strategy of the bank today? How much more is there? And how does this transaction change that derisking strategy, if at all? I'm just trying to appreciate the size of the balance sheet of the pro forma company.

Paul B. Murphy
Chairman & CEO
Yes, Matt. So first was restaurants. We peaked at about $1.250 billion several years ago. We were just over $800 million at 12/31. And as I mentioned, the mix of that is about 75% quick-serve, and we're real happy with that portfolio. It's done well during COVID. We did have some stress on the family casual dining. $150 million, $160 million is in that portfolio at year-end.

And so we do see that coming down a bit. But we've approved some quick-serve deals in the meantime. And so on balance, again, stand alone, the restaurant portfolio was rightsized, in our mind, and Dan's shop is a much smaller portfolio. So on a combined basis, as you may have seen on Page 14, it's just a very manageable combined portfolio for us.

Energy was the other one. Our challenge was on the E&P side, and that is $250 million, $260 million. So for a $45 billion balance sheet, very manageable, comfortable level there, and we're happy with that portfolio.

James D. Rollins
Chairman & CEO
We're stronger together in the diversification of our loan portfolio. There's multiple slides in here that talk about that, but we're just stronger together. We've had some restaurant loans, too, more of the quick-service type. But together, we still have a smaller concentration than we had before separately.

Matthew Covington Olney
Stephens Inc., Research Division
Got it. Okay. And just to clarify the pro forma EPS expectations, it looks like your accretion, you're assuming the 2022 consensus forecast as a baseline. How much do you believe this is a good starting point for us to model? I'm asking because it's a pretty material range of consensus forecast out there, especially on the Cadence side. Can you speak to that range and all? I just want to make sure we're at the right starting point for our pro forma EPS forecast.

James D. Rollins
Chairman & CEO
That's a great question for me to make sure that Valerie gets in here. I'm really excited to work with Valerie going forward. We've been spending a lot of time on the numbers. And Valerie, you know them better than anybody.

Valerie C. Toalson
Executive VP & CFO
Great. Thanks, Dan. Yes. So all of these numbers obviously include the 2022 consensus numbers, and we feel comfortable that those are reasonable estimates to use in the presentation of these numbers. As you mentioned, the 17% GAAP EPS accretion, pretty nice on both sides. If you look at it from a cash basis, 10%. So really good any way you slice it.

Operator
And our next question today comes from Catherine Mealor with KBW.

Catherine Fitzhugh Summerson Mealor
Keefe, Bruyette, & Woods, Inc., Research Division
Congratulations.

Paul B. Murphy
Chairman & CEO
Thanks.

James D. Rollins
Chairman & CEO
Thanks, Catherine.

Catherine Fitzhugh Summerson Mealor
Keefe, Bruyette, & Woods, Inc., Research Division
So I just had a follow-up to Matt's question, just thinking about 2022 EPS. And so if we think about Cadence's consensus estimates, I think for the most part, I don't have -- I'm not looking at every model, but from what I can see from the outside looking in, there still is a lot of balance sheet shrinkage, I think, within that consensus estimate. And so -- and it doesn't feel like as we -- as I kind of hear both of you talking that there's a lot of further derisking that's going to happen from here.

And so is it fair to say that perhaps there's some room at the 17% EPS estimate if the balance sheet at Cadence doesn't necessarily shrink as much as it's in current consensus numbers? And how do we kind of think about potential upside to that 17% EPS upside?

James D. Rollins
Chairman & CEO
I think that's a great question. And not only are you talking about derisking, but we're also talking about the economy, and it's been hard for any bank to grow loans over the last several quarters. And while we're talking about growth, and we're talking about an improving economy, I don't know that we're seeing that today. Valerie, jump in there.

Valerie C. Toalson
Executive VP & CFO
Yes. No, I agree. As you mentioned, it is the 2022 estimates as they sit today. Obviously, this has been a volatile past year for everybody, and I think there's still some uncertainty built into the estimates. And so as uncertainty hopefully continues to clear as we go through the year, that could potentially have some upside. But we, again, felt that the 2022 estimates -- consensus estimates out there were reasonable, and that's what's built in throughout these assumptions.

Catherine Fitzhugh Summerson Mealor
Keefe, Bruyette, & Woods, Inc., Research Division
And in terms of kind of reserve release between now and close, how are you kind of thinking about that as -- and any strategies or how that may impact the numbers as well as the economy continues to improve?

James D. Rollins
Chairman & CEO
I think we both run a CECL model that's very strong. And one of the things we looked at when we were looking at all of our risk management processes was we have very similar processes, very similar scorecards on the credit side. But both of us are going to listen to what our CECL model is telling us. And I think you want to add anything to that, Valerie?

Valerie C. Toalson
Executive VP & CFO
Yes. No, that's exactly right. They're certainly independent from this process. Obviously, the final marks will come in at closing. And so whatever happens between here and there would certainly be reflected at that point.

Catherine Fitzhugh Summerson Mealor
Keefe, Bruyette, & Woods, Inc., Research Division
Great. And then one more, if I may, just on the cost-savings piece. That also feels conservative at 7% of the combined base. And so should we think about that as conservative with perhaps upside? Or should we think of that 7% as perhaps a base that just gives you room for continued improved investments in technology and infrastructure?

James D. Rollins
Chairman & CEO
Yes. We certainly want to make sure that we could invest heavily on the technology side. But remember, there's very little branch overlap here. So while our footprints sit on top of each other, this is really more market expansion than it is branch overlap. So as we see the ability to expand further into the high-growth markets with 11 or 12 offices that we overlap with, I think we've been conservative with our numbers.

Catherine Fitzhugh Summerson Mealor
Bruyette, & Woods, Inc., Research Division
Great. All right. Congratulations.

James D. Rollins
Chairman & CEO
Thank you.

Operator
And our next question today comes from Kevin Fitzsimmons with D.A. Davidson.

Kevin Patrick Fitzsimmons
D.A. Davidson & Co., Research Division
Dan, let me just ask a quick housekeeping question. So the dual headquarters, obviously, as the deal closes and integrates, I'd expect you to operate as dual headquarters. But where will you and -- will you and your senior team move to Houston? Or have you thought that far ahead? I'm just curious.

James D. Rollins
Chairman & CEO
Yes. No, we absolutely have. Chris and I are here in Tupelo, and we're going to stay right here. Paul, Hank and Valerie will be in Houston, where Paul, Hank and Valerie are today. Cadence today runs a split management team between Atlanta and Houston.

So I think one of the things we've learned through COVID is, is what I would have told you 2 years ago that it was very important to have everybody sitting in the same hallway down from each other. We've been spending a lot of time looking at each other on a TV screen in the last year, and we've learned we can certainly do that.

Having headquarters in multiple places is really important to us and certainly with the growth opportunities in front of us. But our team, our support staff, we're all right here in Tupelo, and we're not going anywhere.

Kevin Patrick Fitzsimmons
D.A. Davidson & Co., Research Division
Okay. And I know it's probably hard to think this far out, but when you're past combined -- getting the deal fully integrated and looking for further growth opportunities, whether it be organic or more specifically through M&A, are you going to be where you feel you need to be in Texas? Or do you think there'll be other deal opportunities there?

And then looking at the other side of the new franchise, now you're entering Florida or entering it in a bigger way in the Gulf Coast, do you see you guys looking to be a bigger player in Florida over time? And again, I know I'm looking further out in the future here.

James D. Rollins
Chairman & CEO
Sure. I think the combination of our 2 companies, combined, puts us in as an acquirer of choice over the next several years across our entire footprint. And I don't think we're going to change our stripes. We want to continue to be opportunistic just like Paul and his team have. We want to be opportunistic wherever those opportunities present themselves.

Texas, obviously, is a target-rich environment. And we both would like to be much larger in the Dallas and the Austin markets than we are today, but that doesn't mean that's the only place we're looking. Paul, go ahead.

Paul B. Murphy
Chairman & CEO
Yes. Kevin, I would first comment back on your question about dual headquarters. And just from a due diligence standpoint, one of the things that we learned is the strength of the Tupelo operations center and the combination with Tupelo and Birmingham and having the diversity there and 2 teams in those markets. We have some other submarkets where we'll maintain operations in Starkville and Macon and also Houston, some back-office operations. But just the of what they have here in Tupelo and the dedication, the kind of long-term employee commitment, I mean they just have a lot of really hardworking, capable, long-time staffers here. That's a huge strength for the company going forward. So we like that.

And then back to the idea of expansion, I think Dan said it well. I mean, in footprint, we're in 9 states now. And the more we can do to look at future opportunities that are expense saves in adjacent markets, that's a big plus for us.

Kevin Patrick Fitzsimmons
D.A. Davidson & Co., Research Division
One just quick last one on the subject of regulators, I just want to confirm. So there's no plans to go back to a bank holding company structure. It seems like you're going to stay a Mississippi-chartered nonmember bank. I just want to confirm that.

And then secondly, so the agencies you'd be dealing with are just -- it's really just the FDIC in the State of Mississippi. You're not dealing with the Fed at all then, right, for approval. And I -- from what I understand, you wouldn't have to be dealing with the CFPB, who I know was a thorn in your side years ago, Dan. But I just want to make sure that they're not in the chain of approval here.

James D. Rollins
Chairman & CEO
Yes. Well, certainly, the CFPB is one of our regulators. And they're still here, so they haven't gone anywhere. But in an M&A transaction, the CFPB is not a part of an approval process in the M&A. And as a bank-only entity without a holding company, then you're correct, the approval process goes through the FDIC's office and through the State of Mississippi's office. And that's the 2 approvals that we need to complete this transaction.

Paul B. Murphy
Chairman & CEO
No Federal Reserve approval required.

Operator
Our next question today comes from Steve Covington with Stieven Capital.

Joseph Albert Stieven
Stieven Capital Advisors, L.P.
It's actually Joe Stieven. Paul and Dan, first of all, congrats. Second, most of my questions have been covered, but I do want to ask a little bit about Page 19, and this is related to CECL. We just saw the HA data come out over the weekend, and we saw a very big reserve releases coming into this first quarter already.

And I'm looking at the Cadence mark of 3.75% in your total gross mark. And I'm going, "That looks awfully conservative." Awfully conservative. And doesn't that really mean either better earnings accretion or better TBV accretion? That's question #1. And question #2 is a technical question. Explain to us how much in this is the CECL double-count. Again, congratulations, guys.

James D. Rollins
Chairman & CEO
That's going to take some joint effort for some of us here in the room to get through that, but you're exactly right. Remember, what CECL is doing in a loan loss reserve is different than a mark-to-market accounting inside of an acquisition. So there's a little bit of difference in the process there.

But we spent some time learning their loans, understanding their loans. We engaged an outside expert firm to help with some of that. And I think we feel like we've got an appropriate mark on there. Chris can talk more about the size of the mark. And then when you're talking about the double counting, I'm going to let Valerie jump in and try and explain that because I'm not sure I still understand it. Chris?

Christopher A. Bagley
President & COO
Yes. Thanks, Dan. Joe, so the preliminary estimate of the fair value marks, both the PCD and non-PCD, which will lead to Beverly's answer on the double counting. It was about what we -- Valerie, I'm sorry. Wow.

Valerie C. Toalson
Executive VP & CFO
We'll get there.

Christopher A. Bagley
President & COO
But the -- it was about what we expected. And I think it was about what we expected based on our past history with other due diligence. It's obviously a larger transaction, but that comparison to the existing ACL was about what we thought we would be.

Cadence is running a hotter ACL today, and that was expected due to their concentrations in energy and in the restaurant group that obviously had some COVID impacts. So I think all of those things led to what a preliminary estimate of that fair value mark that -- and if you compare it to other deals, so other larger transactions, it's right in that same line as compared to the existing ACL.

But that said, it's an estimate. There's time left for us to close. They've got a portfolio that could benefit or be hampered more by a change in how COVID moves. So you could see some movement in that number, I think, up or down, depending on what happens in the economy and in their individual credits going forward.

Remember, they have a large commercial book. That large commercial book has average loan size. It's pretty large. So it's credits remediate themselves or pay off. You can see movements in those numbers, too. So there's just a lot of moving parts within their existing book.

Beverly, you want to talk about the double counting?

James D. Rollins
Chairman & CEO
Chris likes Beverly. I don't know where he got Beverly.

Christopher A. Bagley
President & COO
Second time was on [ purp ].

Valerie C. Toalson
Executive VP & CFO
Yes. All right. Glad to. Yes. And I guess I would just follow up one more thing on the marks. It was indicated that BancorpSouth used an outside adviser to assist them with the evaluation. One of the things that they also did was look at the assessments under various Moody's scenarios.

And so factoring in, again, there's been a lot of volatility. There still is a lot of questions on where things can go, positive or negative. And that was some information that would also help inform their mark decisions.

On the question of the double count, of that gross credit mark of $440 million, about 60% of that was allocated to the purchase-deteriorated loans, the PCD loans. That $264 million, that actually goes into the loan provision not as a double count but just as part of the overall purchase accounting transactions.

The 40% of the credit mark was to the non-PCD loans, the nonpurchase credit-deteriorated loans, that's $176 million. And that is the portion that actually is accreted back into interest income over time, estimated for about 5 years for these – for this analysis, but it is also the double count. It is also the piece that -- after the close is brought into the reserve as a loan loss provision.

Paul B. Murphy
Chairman & CEO
So Joe, I'll just chime in here and answer part of your question. Do we think it's conservative? Yes, I think so, reasonably conservative.

Joseph Albert Stieven
Stieven Capital Advisors, L.P.
I think you're stretching reasonable, but congratulations, guys. That's great.

James D. Rollins
Chairman & CEO
Thanks, Joe.

Operator
And our next question today comes from Jon Arfstrom with RBC Capital Markets.

Jon Glenn Arfstrom
RBC Capital Markets, Research Division
Congratulations. A few clean-up questions for you. In terms of the name change, it kind of reminds me of Amegy's Southwest Bank of Texas where maybe Cadence gives you a little bit broader appeal. But can you talk a little bit more on that, Dan, and then the timing as well and the conversions?

James D. Rollins
Chairman & CEO
Sure. So when you look at the history of our company, the 145-year history of our company and the 134-year history of Cadence that started about 45 miles south of here, we've changed our name 4 times in the past, and our names have all been geographically limiting. We went from the Bank of Tupelo to a little bit bigger spread of the Bank of Mississippi, and we went from Bank of Mississippi to BancorpSouth.

We need a name that is not geographically limiting. And I think the Cadence brand and the Cadence name will certainly allow us to grow for some time into the future. So we're excited about that. The reputation they have, when you do the marketing studies of what people think about them in the markets they're serving, they're great, great reviews on that side. I think this is a great fit for us together.

Timing. So we'll have to put our 2 companies together. We certainly hope we can close the transaction later this fall. But then we'll spend some time to make sure that we're spending time appropriately merging the 2 systems together. So before we can actually call ourselves the same name, we've got to make sure that we're on the same operating systems. And that will be, as Paul said, in the back half of 2022.

Jon Glenn Arfstrom
RBC Capital Markets, Research Division
Okay. Special dividend and kind of the structure of the deal, is there a story behind that, the $1.25 that comes out at deal close?

Paul B. Murphy
Chairman & CEO
Yes. Just a variety of considerations, looking at our capital account and what's fair to both sides. It was, I guess, a nice sort of part of the consideration. We expect our normal regular quarterly dividend to continue up until closing. And on a combined basis, both banks will be very well capitalized. And so we'll do a special dividend and close, and it's a nice combination of considerations for CADE shareholders.

Jon Glenn Arfstrom
RBC Capital Markets, Research Division
And then on the Board, you both have strong Boards, but obviously, this is a bigger Board. What do you think is the optimal Board size? And how do you think about the composition of the Board longer term? And that's all I had.

James D. Rollins
Chairman & CEO
Yes, that's a great question, too. It was really fun to get to meet the Cadence Board because they are really strong as you said. Over time, our Board will continue to contract. When I moved here to Tupelo in 2012, we had a 19-member Board at the time. So we've both allowed the Board to contract. We've got some new people that have come on to the Board. I think we'll be doing the same thing together going forward here.

Operator
And our next question today comes from Casey Haire with Jefferies.

Casey Haire
Jefferies LLC, Research Division
A quick question on Slide 11, the return profile. The ROA and the ROE looks to be about in line with where BancorpSouth was in 2019. The efficiency ratio is a big improvement to that 54% level. What is the key delta here, given that all this assumes that you get the cost saves fully loaded?

James D. Rollins
Chairman & CEO
Well, there's clearly cost saves but also just a bigger balance sheet, higher income on some of that. I think you can see some of the numbers that are at the very back of the book are in there, too. Valerie, you want to go through that?

Valerie C. Toalson
Executive VP & CFO
Yes, sure. Yes, on the efficiency ratio, Cadence has historically run at a -- over the past 1.5 years or so, low 50s, even into the 40% efficiency ratio. One of the things that we don't have at such -- the level that BancorpSouth has is obviously the mortgage and the insurance businesses, which have obviously a higher efficiency ratio. So a combination of those, combining the cost saves across the broader revenue base, using that 2022 consensus revenue estimate drives really a nice efficiency ratio going forward.

Casey Haire
Jefferies LLC, Research Division
Okay. Understood. And then just big-picture question on the M&A strategy going forward. Dan, you're really stressing the scale benefits here, and I think that points to -- this creates a platform for future acquisitions. Historically, BancorpSouth, you guys have been a little bit on the smaller side of deals.

Just a 2-part question. How quickly are you guys going to be back on the M&A trail? And then what size deals will kind of be the minimum going forward?

James D. Rollins
Chairman & CEO
Yes. We obviously wanted to play in larger transactions and had opportunities to play in larger transactions. They just didn't work for us over the last several years, so we took advantage of what was given to us. And I think we want to continue to take advantage of what's handed to us.

But certainly, as a $45 billion bank, the little transactions that we've been doing, while they haven't individually moved the needle for us, when you get to $45 billion, they certainly won't. So we've got to continue to look for opportunities of a larger scale. But there's a lot of opportunity out there for us as we look forward. I don't think consolidating the banking industry is going to stop. Paul, you want to -- are we going to stop having consolidation in our industry?

Paul B. Murphy
Chairman & CEO
There's going to be a lot of activity over the next few years. And I think the combined company, the new Cadence, will be an acquirer of choice. And again, our own experience, as we think about what are the most important attributes, a team that has the technology platform, the experience in doing it, a formula that is -- that works and has proven for our bankers to be successful. And so I think other banks around the country will be attracted to pursuing a relationship with us.

Casey Haire
Jefferies LLC, Research Division
Okay. And just these financial metrics, obviously, attractive on an EPS and protecting tangible book. Will that be the priority in pursuing M&A going forward as well?

James D. Rollins
Chairman & CEO
Yes. I think we're several years out from talking about -- we're talking late 2022 to put our 2 companies together. So I don't know that I can answer the question of what the market looks like in late 2022, but we want to be shareholder friendly. I mean we clearly want to make sure we're taking care of our shareholders and producing returns that we can be proud of. Everybody sitting in this room is a big shareholder themselves.

Operator
[Operator Instructions] Our next question is a follow-up from Matt Olney of Stephens.

Matthew Covington Olney
Stephens Inc., Research Division
Yes. A quick follow-up. I've been assuming a material level of stock repurchase activity in '21 and '22 in my models for both Bancorp and Cadence. I'm curious if you expect to put the repurchase plan on hold in the near term until you receive approval for this deal?

James D. Rollins
Chairman & CEO
Yes. I think the rules are -- both of our repurchase plans are on hold today, with a shareholder meeting getting ready to take place to vote on these transactions. And post that, we want to be opportunistic. Valerie, jump in.

Valerie C. Toalson
Executive VP & CFO
Yes. No, Dan is exactly right. Definitely on hold now, and then, obviously, going forward into the future, looking at really all of the opportunities for the best use of our capital. Certainly, growth is certainly the first and foremost use of our capital. But a buyback, dividends, all of the other things are certainly tools that we have in our tool belt.

James D. Rollins
Chairman & CEO
Exactly.

Matthew Covington Olney
Stephens Inc., Research Division
Okay. Makes sense. Congrats again.

Valerie C. Toalson
Executive VP & CFO
Thanks.

Operator
And our next question today is a follow-up from Catherine Mealor at KBW.

Catherine Fitzhugh Summerson Mealor
Keefe, Bruyette, & Woods, Inc., Research Division
One quick follow-up just on the cost savings. So you mentioned that the deal will close into the fourth quarter, but then, Dan, you said the conversion is not going to be until late 2022. So as we look at your slide deck and you lay out 75% cost savings realized in 2022, is that a full year number? Or is that more kind of back-end loaded in the back half of the year post-conversion?

James D. Rollins
Chairman & CEO
Yes. You clearly get some cost saves when you merge. You've got some opportunity early on after the merger, and then you've got some bigger opportunities as you roll in the full integration. But remember, there's multiple steps in this.

So for a company our sizes today, there will be multiple steps along this conversion process before we get to the overall core conversion that will be in the back half of 2022. So I think we'll be able to step some of those cost saves in. Valerie, do you want to add to that?

Valerie C. Toalson
Executive VP & CFO
Yes, I would agree. And that's why we said 75% in 2022, and then you can look at it, 2023 is 100% cost saves. Obviously, that will flex a little bit. And I would say that there probably is a little bit more in the latter half of 2022. But for the estimate right now, 75% is a reasonable assumption.

Operator
And ladies and gentlemen, this concludes our question-and-answer session. I'd like to turn the conference back over to the management team for final remarks.

James D. Rollins
Chairman & CEO
Thank you all for participating and listening today. I think what you can hear in the room is a team that's getting along well with each other, is having some fun as we look forward to what's in front of us. As I said earlier, we truly believe we are stronger together. We both believe in taking care of our teammates. We both believe in supporting our communities. We both believe in the customer comes first, and we're excited about our expanding product offerings. And finally, we're both dedicated to building shareholder value. Thank you all very much for your time this morning. This concludes our call.

Operator
And thank you, sir. This concludes today's conference call. We thank you all for attending today's presentation. You may now disconnect your lines and have a wonderful day.

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Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “intend,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebank.com/, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.  In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank.  STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.  Such documents are not currently available.

Participants in Solicitation
BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.